SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 4, 2003

CAMDEN PROPERTY TRUST

(Exact name of Registrant as specified in its Charter)

TEXAS	1-12110	76-6088377
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Three Greenway Plaza, Suite 1300, Houston, Texas 77046
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 354-2500

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
Exhibit Index
EX-1.1 Form of Underwriting Agreement
EX-4.2 Form of 5.375% Note due 2013

Item 5.   Other Events.

     Camden Property Trust, a Texas real estate investment trust (the “Company”), has completed an offering of 5.375% Notes due 2013 in an aggregate principal amount of $200,000,000 (the “Notes”) as described in the Company’s Prospectus Supplement dated December 1, 2003 to the Company’s Prospectus dated February 25, 2003 (the “Notes Offering”). The Notes were issued pursuant to the Company’s existing shelf registration statement.

     The Notes bear interest at 5.375% from December 4, 2003, with interest payable each June 15 and December 15 beginning June 15, 2004. The entire principal amount of the Notes is due on December 15, 2013. The Notes are redeemable at any time at the option of the Company, in whole or in part, at a redemption price equal to the principal amount and accrued interest of the Notes being redeemed, plus a make-whole premium.

     The Notes were priced at a discount such that the Notes were offered to the public at 99.424% of their face amount. The Notes Offering was underwritten by Banc of America Securities LLC, J.P. Morgan Securities Inc., Banc One Capital Markets, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC (the “Underwriters”) pursuant to the Underwriting Agreement among the Company and the Underwriters dated December 1, 2003. The Notes were issued under an Indenture between the Company and SunTrust Bank, as trustee.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

1.1	Form of Underwriting Agreement among the Company and the Underwriters dated December 1, 2003 relating to the Notes Offering.

4.1	Indenture dated as of February 11, 2003 between the Company and SunTrust Bank, as trustee (filed as Exhibit 4.1 to the Company’s Registration Statement of Form S-3 filed with the Securities and Exchange Commission on February 12, 2003 and incorporated herein by reference).

4.2	Form of Camden Property Trust 5.375% Note due 2013.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2003

CAMDEN PROPERTY TRUST

By:	/s/ Dennis M. Steen Dennis M. Steen Senior Vice President - Finance, Chief Financial Officer, Secretary and Treasurer

3

Exhibit Index

1.1	Form of Underwriting Agreement among the Company and the Underwriters dated December 1, 2003 relating to the Notes Offering.

4.1	Indenture dated as of February 11, 2003 between the Company and SunTrust Bank, as trustee (filed as Exhibit 4.1 to the Company’s Registration Statement of Form S-3 filed with the Securities and Exchange Commission on February 12, 2003 and incorporated herein by reference).

4.2	Form of Camden Property Trust 5.375% Note due 2013.